Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-137217, 333-125139, 333-111253, 333-97891, 333-67790, 333-93407, 333-93413, 333-69761, 333-69765, 333-39189, 333-39213, 333-30771 and 333-26797) and Form S-3 (No. 333-137237) of Vital Images, Inc. of our report dated March 14, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 14, 2007